                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         THE ARNOLD PALMER GOLF COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         THE ARNOLD PALMER GOLF COMPANY
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363

                                January 22, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Arnold Palmer Golf Company (the "Company") to be held at 10:00 a.m., Thursday, February 20, 1997, at the offices of the Company, 6201 Mountain View Road, Ooltewah, Tennessee 37363. At the meeting, you will be asked to elect seven directors to serve on the Board of Directors for the ensuing year, to ratify the appointment of Arthur Andersen LLP as independent public accountants for the upcoming fiscal year and to transact such other business as may properly come before the meeting or any adjournment thereof. You should note that the Company has recently changed its fiscal year-end to September 30.

     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                           Sincerely,

                                           /s/ JOHN T. LUPTON

                                           JOHN T. LUPTON
                                           Chairman and Chief Executive Officer

                         THE ARNOLD PALMER GOLF COMPANY
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 20, 1997
                             ---------------------

To the Shareholders of The Arnold Palmer Golf Company:

     The Annual Meeting of Shareholders of The Arnold Palmer Golf Company (the "Company") will be held at 10:00 a.m., Thursday, February 20, 1997, at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee 37363, for the following purposes:

          1. To elect seven Directors for the ensuing year;

          2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the upcoming fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on January 8, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of The Arnold Palmer Golf Company Annual Report for the seven-month transition period ended September 30, 1996 is being mailed to shareholders with this Notice and Proxy Statement.

     Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                           By Order of the Board of Directors

                                           GEORGE H. NICHOLS
                                           President and Chief Operating Officer

January 22, 1997
Ooltewah, Tennessee

                         THE ARNOLD PALMER GOLF COMPANY
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363

                             ---------------------
                                 PROXY STATEMENT
                             ---------------------

     This proxy statement is being mailed to shareholders of The Arnold Palmer Golf Company, a Tennessee corporation (the "Company"), on or about January 22, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 a.m. on Thursday, February 20, 1997, at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee 37363.

     The Company has recently changed its fiscal year end to September 30. All references herein to the past fiscal year relate to the seven-month transition period ended September 30, 1996. You should note for comparative purposes that the information presented herein with respect to the past fiscal year covers only the seven-month transition period.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. In addition to soliciting proxies through the mail, proxies may also be solicited by officers and employees of the Company by telephone or otherwise.

     Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock, $.50 par value (the "Common Stock") and Series NB Preferred Stock, $.50 par value (the "Preferred Stock") which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

     On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock and one vote for each share of Preferred Stock owned of record at the close of business on January 8, 1997.

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy.

     Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On January 8, 1997, the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting, the Company had issued and outstanding and entitled to vote 2,962,805 shares of Common Stock and 833,333 shares of Preferred Stock. The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Preferred Stock as of January 8, 1997, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock or Preferred Stock, (ii) each director and nominee,
(iii) the Chief Executive Officer, and the four other most highly compensated executive officers during the seven-month transition period ended September 30, 1996, and (iv) all directors and executive officers as a group:

                                                                   AMOUNT AND NATURE OF     PERCENT OF
                    NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)    CLASS(2)
----------------------------------------------------------------  -----------------------   ----------
DIRECTORS AND NOMINEES
Arthur P. Becker(3).............................................           235,013              6.0
Robert H. Caldwell..............................................             2,500             *
David S. Gonzenbach.............................................               315             *
James L. E. Hill................................................             4,000             *
Richard J. Horton...............................................               500(4)          *
John T. Lupton(5)...............................................         2,233,272(6)          47.7
George H. Nichols...............................................            66,866              1.7
Arnold D. Palmer(7).............................................           354,445(8)           9.1
Joel W. Richardson, Jr..........................................                 0             *
EXECUTIVE OFFICERS
Frederick J. Frazier, III.......................................             5,000             *
Robert R. Winskowicz............................................             7,000             *
D. Scudder Graybeal.............................................            29,862             *
5% OR MORE SHAREHOLDERS
C. C. Wang(9)...................................................           538,500(10)         12.8
Richard E. Wenz(11).............................................           240,392              6.1
All Executive Officers and Directors as a group (14 persons)....         2,948,773             58.7

---------------

   * Less than 1.0% of the Common Stock.
 (1) Includes the following number of shares subject to purchase pursuant to options that are exercisable within 60 days of January 8, 1997 under the Company's Amended and Restated Employee Incentive Stock Option Plan or the 1992 Stock Option Plan: Mr. Becker -- 135,013 shares; Mr. Nichols -- 66,666 shares; Mr. Frazier -- 5,000 shares; Mr. Winskowicz -- 7,000 shares; Mr. Graybeal -- 10,000 shares; Mr. Wenz -- 165,392 shares; and all executive officers and directors as a group -- 399,071 shares. Also includes the following numbers of shares subject to purchase pursuant to the exercise of warrants that are exercisable within 60 days of January 8, 1997; Mr.
     Lupton -- 890,000 shares; Mr. Palmer -- 100,000 shares; and all executive officers and directors as a group -- 990,000 shares.
 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, shares of Common Stock and Preferred Stock are included. In addition, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
 (3) The address of this beneficial owner is 345 Park Avenue South, New York, New York 10010.
 (4) Includes 500 shares held in a trust for the benefit of Mr. Horton's child, as to which shares Mr. Horton disclaims beneficial ownership.
 (5) The address for this beneficial owner is 702 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402.
 (6) Includes 833,333 shares of Preferred Stock held by the Thomas Cartter Lupton Trust f/b/o John T. Lupton and issue, which shares constitute all of the outstanding Preferred Stock of the Company.

 (7) The address of this beneficial owner is P.O. Box 52, Youngstown, Pennsylvania 15696.
 (8) Includes 100,000 warrants exercisable within 60 days of January 8, 1997 held by Arnold Palmer Enterprises, Inc., a company in which Mr. Palmer is the majority shareholder.
 (9) The address for this beneficial owner is 600 Third Avenue, New York, New York 10016.
(10) Includes 118,500 shares and 400,000 warrants exercisable within 60 days of January 8, 1997, held by the Wang Group, Inc., an investment company wholly-owned by Mr. Wang, and 20,000 shares held by U.S. Summit Corporation, an investment company controlled by Mr. Wang. This information is based solely upon a Schedule 13D filed by Mr. Wang on July 29, 1994, an Amendment No. 1 to Schedule 13D filed on November 14, 1994 and an Amendment No. 2 to Schedule 13D filed on December 29, 1994.
(11) The address for this beneficial owner is believed to be 1293 Old Mill Lane, Elk Grove Village, Illinois 60007.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members. Russell B. Newton, III, formerly a director of the Company, resigned from the Board of Directors since the date of the 1996 Annual Meeting of Shareholders. Joel W. Richardson, Jr. was elected to the Board of Directors since the date of the 1996 Annual Meeting of Shareholders. Messrs. Arthur P. Becker and Robert H. Caldwell, currently directors of the Company, will not stand for re-election to the Board of Directors when their terms expire. All directors hold their positions until the next annual meeting of shareholders or until their successors are elected and duly qualified. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board's discretion.

     If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. All of the nominees have previously served as directors of the Company.

     The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:

NOMINEES FOR DIRECTORSHIPS

                     NAME                    AGE            PRINCIPAL OCCUPATION
    ---------------------------------------  ---   ---------------------------------------
    David S. Gonzenbach....................  42    From 1988 to present, an executive
                                                     officer, and from 1994 to present,
                                                     Chief Financial Executive of The
                                                     Lupton Company, LLC, a private
                                                     investment company; a Director of the
                                                     Company since January, 1995.
    James L. E. Hill.......................  61    From 1996 to present, Chairman of River
                                                     Valley Partners, Inc., a non-profit
                                                     economic development agency; from
                                                     1995 to 1996, President and Chief
                                                     Executive Officer of The Lupton
                                                     Company, LLC, a private investment
                                                     company; from 1993 to 1995,
                                                     President, and from 1992 to 1993,
                                                     Executive Vice President of the
                                                     Tennessee Aquarium, a non-profit
                                                     charitable and educational
                                                     organization; a Director of the
                                                     Company since March, 1995.

                     NAME                    AGE            PRINCIPAL OCCUPATION
    ---------------------------------------  ---   ---------------------------------------
    Richard J. Horton......................  47    From 1973 to present, Executive
                                                     Director and Chief Executive Officer
                                                     of the Tennessee Section of the
                                                     Professional Golf Association of
                                                     America and the Tennessee Golf
                                                     Association; from 1991 to present,
                                                     President of the Tennessee Golf
                                                     Foundation; a Director of the Company
                                                     since February, 1996.
    John T. Lupton.........................  70    Private investor; from 1977 to 1986,
                                                     Chairman of JTL Corp., a soft-drink
                                                     bottling company; a Director of the
                                                     Company since January, 1995, and
                                                     Chairman and Chief Executive Officer
                                                     since March, 1995.
    George H. Nichols......................  57    From 1991 to 1995, Chairman, President
                                                     and Chief Executive Officer of Square
                                                     Two Golf, Inc.; President and Chief
                                                     Operating Officer of the Company
                                                     since January, 1996; Director of the
                                                     Company since February, 1996.
    Arnold D. Palmer.......................  67    Professional golfer; President of
                                                     Arnold Palmer Enterprises, Inc.;
                                                     President and Director of TBHC, Inc.
                                                     dba The Bay Hill Club and Lodge;
                                                     Director of TGC, Inc. dba The Golf
                                                     Channel; Director of the Company from
                                                     1972 to 1990 and since February,
                                                     1992.
    Joel W. Richardson, Jr.................  62    From 1977 to present, partner with the
                                                     law firm of Miller & Martin, general
                                                     counsel to the Company; Director of
                                                     the Company since July, 1996.

DIRECTORS' MEETINGS

     The Board of Directors held three meetings during the seven-month transition period ended September 30, 1996. Each director attended in person or by telephone each of the meetings of the Board during the tenure of such director except that Messrs. Becker and Newton were each absent from one meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Executive Committee. The functions of the Executive Committee are to exercise the powers of the Board of Directors, to the extent legally permissible, between meetings of the full Board of Directors. Messrs. Lupton, Gonzenbach, Richardson and Nichols serve as the members of the Executive Committee. The Executive Committee meets periodically.

     The Executive Committee also serves in the role of an Audit Committee for the Company. Consequently, the Executive Committee meets with the independent public accountants of the Company, reviews the audit plan for the Company, reviews the annual audit of the Company with the accountants, together with any other reports or recommendations made by the accountants, and recommends whether the auditors should be continued as auditors for the Company. The Executive Committee is also to review with the auditors for the Company the adequacy of the Company's internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors.

     In addition, the Executive Committee fulfills the functions of a Compensation Committee for the Board of Directors. The Executive Committee thus recommends to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; recommending bonuses, stock options and other forms of additional compensation for them; establishing and reviewing policies regarding management perquisites and performing such other duties as shall be delegated to the Committee by the Board.

DIRECTOR COMPENSATION

     Directors who receive no other compensation from the Company receive a fee of $1,000 for each board meeting attended in person.

CERTAIN TRANSACTIONS

     As of March 1, 1992, the Company entered into a license agreement (the "License Agreement") with Arnold Palmer Enterprises, Inc. ("Enterprises"), pursuant to which the Company obtained a license to use the name, likeness and endorsement of Arnold Palmer ("Palmer") in connection with the advertisement, promotion and sale of golf clubs, bags, balls, gloves and other products. The License Agreement expands the scope of the Palmer license previously utilized by the Company. In exchange for the grant of the license, the Company pays Enterprises as a royalty a specified percentage of net sales of each different product category. The Company also pays a minimum annual royalty regardless of the royalty amount determined as a percentage of product sales. The License Agreement also sets forth the manner in which the Company and Enterprises divide sub-licensing royalties. The Company believes the License Agreement significantly enhances its advertisement, promotion and sale of golf equipment. The term of the License Agreement currently extends through March 1, 2007.

     On August 21, 1996, the Company sold 833,333 shares of its Preferred Stock to the Thomas Cartter Lupton Trust f/b/o John T. Lupton and issue in exchange for $5 million in cash. Messrs. Lupton, Gonzenbach and Richardson, directors of the Company, are also trustees of the Trust. The Preferred Stock has a stated value of $6.00 per share, is entitled to one vote per share, is convertible into an equal number of shares of Common Stock and has certain dividend and liquidation preferences. The proceeds from the sale of the Preferred Stock were used by the Company to purchase 625,000 shares of Series D Preferred Stock of Nevada Bob's Holdings, Inc., parent company of a nationwide retailer of golf equipment and accessories. The Preferred Stock is entitled to a cumulative dividend equal to 30 percent of the earnings realized by the Company from its investment in Nevada Bob's Holdings, Inc. The Company received an opinion from an investment banking firm that the terms of the transaction were fair to the shareholders from a financial point of view.

     Subsequent to September 30, 1996, the Company agreed to terms with a bank, which, effective December 30, 1996, converted $12 million of the current revolver debt of the Company to a three year unsecured term loan and provided an additional unsecured revolving credit facility of $12 million. Both the term loan and the revolving credit facility are unconditionally guaranteed by Mr. Lupton. Prior to the effective date of this $24 million financing arrangement, the Company borrowed $1.1 million from Mr. Lupton to provide short-term funding until the effective date of the new $24 million financing arrangement. The Company expects to repay the $1.1 million no later than January 31, 1997. The Company's Board of Directors is considering appropriate compensation to be paid to Mr. Lupton in consideration of his guarantee of the new credit facility.

REPORTING SECURITIES TRANSACTIONS

     Under the federal securities laws, the Company's directors, officers and persons holding more than 10% of the Company's Common Stock are required to report, within specified monthly and annual due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interest therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this proxy statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company's directors and officers are believed to have satisfied such filing requirements in full except that Messrs. Caldwell and Hill each inadvertently failed to file a timely Form 4 with respect to a transaction in the Company's Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning compensation paid or accrued for the past four fiscal years to the Chief Executive Officer of the Company and the four other most highly compensated executive officers during the seven-month transition period ended September 30, 1996. Salary amounts reported for the transition period ended September 30, 1996, represent only a seven-month period and have not been adjusted or annualized for comparative purposes.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                     ANNUAL COMPENSATION   COMPENSATION
                                          FISCAL     -------------------     OPTIONS/       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR       SALARY     BONUS       SARS(#)       COMPENSATION
----------------------------------------  ------     --------   --------   ------------    ------------
John T. Lupton(1).......................   1996(2)   $      0   $      0           --        $  3,000(3)
  Chairman and Chief Executive             1996             0          0           --           3,000(3)
  Officer
George H. Nichols(4)....................   1996(2)    146,877          0           --          42,927(5)
  President and Chief Operating            1996        29,168          0      200,000          34,155(6)
  Officer
Robert R. Winskowicz(7).................   1996(2)     67,083          0           --           6,069(8)
  Vice President -- Sales and              1996        23,958          0       21,000           4,730(8)
  Marketing
Frederick J. Frazier, III(9)............   1996(2)     60,667          0       15,000             903(12)
  Vice President -- Golf Club              1996       100,888          0       15,000(10)       1,076(12)
  Division                                 1995        97,194          0           --             720(12)
                                           1994        53,520          0       15,000(11)           0
D. Scudder Graybeal.....................   1996(2)     58,422          0           --             876(12)
  Vice President -- Special                1996        96,300          0           --           1,355(12)
  Markets                                  1995        94,941          0           --             790(12)
                                           1994        94,400          0           --               0

---------------

 (1) Mr. Lupton was appointed Chairman and Chief Executive Officer of the Company on March 9, 1995, and serves without compensation in such capacity.
 (2) Represents the seven-month transition period ended September 30, 1996.
 (3) Represents directors fees paid to the named individual.
 (4) Mr. Nichols was hired as President and Chief Operating Officer on January 1, 1996.
 (5) Represents reimbursed relocation expenses of the named individual.
 (6) Represents payments of $29,168 by the Company to Mr. Nichols under a consulting arrangement prior to his employment with the Company on January 1, 1996 and reimbursed relocation expenses of $4,987.
 (7) Mr. Winskowicz was hired as Vice President -- Sales and Marketing on December 15, 1995.
 (8) Represents temporary housing and meals allowance for the named individual.
 (9) Mr. Frazier was hired as Director of Marketing -- Golf Clubs on July 19, 1993.
(10) The options granted to Mr. Frazier in March, 1995 were cancelled in conjunction with the issuance of new options in July, 1996.
(11) 10,000 of the options granted to Mr. Frazier in July, 1993 were cancelled in conjunction with the issuance of new options in March, 1995.
(12) Represents the Company's contributions to the Company's 401(k) profit sharing plan on behalf of the named individual.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's Amended and Restated Employee Incentive Stock Option Plan to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during the seven-month transition period ended September 30, 1996:

                       OPTIONS/GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL
                                                                                           REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                   PERCENT                                   ANNUAL
                                                   OF TOTAL                              RATES OF STOCK
                                                   OPTIONS                                    PRICE
                                                  GRANTED TO   EXERCISE                 APPRECIATION FOR
                                                  EMPLOYEES    OR BASE                     OPTION TERM
                                      OPTIONS     IN FISCAL     PRICE     EXPIRATION   -------------------
               NAME                  GRANTED(#)      YEAR       ($/SH)       DATE       5%($)     10%($)
-----------------------------------  ----------   ----------   --------   ----------   -------   ---------
John T. Lupton.....................          --        --           --            --        --          --
George H. Nichols..................          --        --           --            --        --          --
Robert R. Winskowicz...............          --        --           --            --        --          --
Frederick J. Frazier, III..........      15,000(1)   18.75       5.375       7/11/06    50,705     128,495
D. Scudder Graybeal................          --        --           --            --        --          --

---------------

(1) One-third of the options become exercisable on each of the first three anniversary dates of employment after the date of grant.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executives concerning the exercise of options during the seven-month transition period ended September 30, 1996 and unexercised options held as of September 30, 1996:

                    AGGREGATED EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF           VALUE OF
                                                                       UNEXERCISED        UNEXERCISED
                                                                       OPTIONS AT         IN-THE-MONEY
                                            SHARES                      FY-END(#)     OPTIONS AT FY-END($)
                                          ACQUIRED ON      VALUE      EXERCISABLE/        EXERCISABLE/
                  NAME                    EXERCISE(#)   REALIZED($)   UNEXERCISABLE      UNEXERCISABLE
----------------------------------------  -----------   -----------   -------------   --------------------
John T. Lupton..........................       0             0                  0/0             --/--
George H. Nichols.......................       0             0            0/200,000       -- /350,000
Robert R. Winskowicz....................       0             0             0/21,000        -- /26,250
Frederick J. Frazier III................       0             0         5,000/10,000         625/1,250
D. Scudder Graybeal.....................       0             0             10,000/0              0/--

RETIREMENT PLAN

     Prior to December 31, 1993, substantially all full-time salaried employees of the Company who had completed one credited year of service were eligible to receive benefits under the Company's Salaried Retirement Plan (the "Plan"). During fiscal 1994, the Company curtailed the benefits under the Plan. Under this curtailment, nonunion employees that are not at least age 50 with at least five years of service will accrue no further benefits under the Plan. During fiscal 1994, the Company established a 401(k) profit-sharing plan covering substantially all employees at least 21 years of age with six months of service. The 401(k) plan allows for employees to contribute a portion of their compensation subject to certain limitations. The Company may make discretionary contributions to the 401(k) plan.

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     The Company entered into an employment agreement with Mr. Nichols as of January 1, 1996, pursuant to which Mr. Nichols was engaged for an initial term of three years to serve as the President and Chief Operating Officer of the Company. Mr. Nichols is paid a base salary of $225,000 per annum for each of the three years of his engagement, such amount to be adjusted in the discretion of the Executive Committee of the Company based upon an annual review of Mr. Nichols' performance. Mr. Nichols is also entitled to an incentive bonus of up to 50 percent of his base salary if the Company achieves annual budgeted pretax earnings as approved by the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Nichols was also awarded options to purchase 200,000 shares of stock of the Company at a price of $3.75 per share with one-third of the options vesting on each of the first three anniversary dates of the grant.

     The employment agreement terminates at the end of the third year unless extended for an additional three-year term by the mutual consent of Mr. Nichols and the Company, and may be earlier terminated upon the death or disability of Mr. Nichols, by the Company with or without cause and by Mr. Nichols upon a change in control of the Company. If the Company terminates Mr. Nichols' employment other than for cause, the Company shall pay to Mr. Nichols his base salary for a period of 18 months after termination and all options previously granted will be deemed to have vested. If Mr. Nichols is terminated for cause, no additional compensation will be paid to Mr. Nichols by the Company and the options previously granted will be deemed forfeited and cancelled.

                 COMPENSATION REPORT OF THE EXECUTIVE COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers, and administers the various stock option, management incentive and retirement plans maintained by the Company. The Executive Committee is composed of three independent, non-employee directors and one employee director none of whom have interlocking relationships as defined by the Securities and Exchange Commission.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Company maintains an Amended and Restated Employee Incentive Stock Option Plan ("Incentive Option Plan"), pursuant to which key executive employees are eligible for the grant of incentive options in Common Stock, as an incentive and reward, such grants being determined by the Board of Directors based upon the recommendations of the Executive Committee. The aggregate number of shares that may be issued under the Incentive Option Plan is 500,000. As of September 30, 1996, 7,400 shares remained available for future issuance. The option price per share cannot be less than the fair market value of the Common Stock at the date of grant and the term of the option cannot exceed 10 years. The Board of Directors is currently considering the adoption of a new incentive stock plan.

REPORT ON REPRICING OF OPTIONS

     In March, 1995, the Company authorized the repricing of certain options issued to Mr. Frazier under the Incentive Option Plan to improve the incentives provided by the options. The repricing was accomplished through the grant of 15,000 replacement options and the cancellation of 10,000 options granted in July, 1993. These options, were, in turn repriced in July, 1996, through the grant of 15,000 replacement options and the cancellation of the 20,000 outstanding options. The following table sets forth information with respect to these repricings:

                           TEN-YEAR OPTION REPRICINGS

                                                                                              LENGTH OF
                                                         MARKET                                ORIGINAL
                                                        PRICE OF     EXERCISE                   OPTION
                                           NUMBER OF    STOCK AT     PRICE AT       NEW          TERM
                                            OPTIONS      TIME OF      TIME OF     EXERCISE    REMAINING
                                           REPRICED     REPRICING    REPRICING     PRICE      AT DATE OF
                NAME              DATE        (#)          ($)          ($)         ($)       REPRICING
    ---------------------------- ------    ---------    ---------    ---------    --------    ----------
    Frederick J. Frazier, III... 3/1/95      10,000       7.625        14.25        7.625     8.25 years
                                 7/11/96     20,000       5.375        7.625        5.375     8.75 years

EXECUTIVE OFFICER COMPENSATION

     The current Chief Executive Officer of the Company is not an employee of the Company and serves without compensation. The compensation of the President and Chief Operating Officer (the "President") is heavily influenced by Company performance. Major elements of the President's compensation package are directly tied to Company performance. Incentive awards to the President are granted on an annual basis to the extent the Company has achieved certain target levels of earnings before taxes approved by the Board of Directors. In addition, the Company has granted 200,000 stock options to the President under the Incentive Option Plan.

     The Executive Committee has adopted similar policies with respect to compensation of other executive officers of the Company. Using salary survey data from various sources, the committee establishes base salaries that are within the range of salaries for persons holding similarly-responsible positions at other companies. In addition, the committee considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

     The committee's policy regarding other elements of the compensation package for senior executive officers is similar to that of the President's in that the annual bonus is tied to achievement of performance targets. The Executive Committee also considers the executive officer's achievement of individual performance objectives relating to the overall success of the Company, such as increased sales, improved productivity, enhanced operational efficiencies, and other factors which lead to greater overall profitability.

     Submitted by the Executive Committee of the Company's Board of Directors,

                                John T. Lupton, Chairman
                                David S. Gonzenbach, Member
                                Joel W. Richardson, Jr., Member
                                George H. Nichols, Member, abstaining

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns to shareholders of the Company, assuming reinvestment of dividends, for the prior five fiscal years of the Company ending at the end of the seven-month transition period ended September 30, 1996, with the return from: (i) the NASDAQ Stock Market Total Return Index and (ii) an Index for NASDAQ stocks in Standard Industrial Classification 394 (Toys and Sporting Goods Companies).



                                                                   NASDAQ Stocks (SIC 3940-3949 US Companies)
Measurement Period        THE ARNOLD PALMER   Nasdaq Stock Market              Dolls, Toys, Games and
(Fiscal Year Covered)       GOLF COMPANY         (US Companies)             Sporting and Athletic Goods
09/30/96                        62.9                201.2                              78.8
03/01/96                        60.0                176.7                              81.5
02/24/95                        80.0                128.1                              86.9
02/25/94                       157.1                125.3                             113.6
02/26/93                       111.4                107.1                              91.6
02/21/92                       100.0                100.0                             100.0

              PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon the recommendation of the Executive Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to serve for the fiscal year ending September 30, 1997. Although shareholder ratification is not required by the Company's Charter or by-laws, or under applicable law, the Board of Directors requests your ratification.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders, must be received by the Company not later than September 24, 1997 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to the attention of David J. Kirby, Vice
President -- Finance, The Arnold Palmer Golf Company, 6201 Mountain View Road, Ooltewah, Tennessee 37363.

January 22, 1997

                                                                     Appendix A

                         THE ARNOLD PALMER GOLF COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of THE ARNOLD PALMER GOLF COMPANY appoints George H. Nichols and A. Alexander Taylor, II, or either of them, proxies, with full power of substitution, to vote at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee at 10:00 a.m., Thursday, February 20, 1997, and any adjournment or adjournments thereof, the shares of Common Stock and Preferred Stock of THE ARNOLD PALMER GOLF COMPANY which the undersigned is entitled to vote, on all matters that may properly come before the Meeting.

    1. The election of seven Directors for the ensuing year.

[ ]  FOR all nominees listed below           [ ]  WITHHOLD AUTHORITY to vote for all
     (except as marked to the contrary)           nominees listed below.

    Nominees:

         David S. Gonzenbach, James L. E. Hill, Richard J. Horton, John T. Lupton, George H. Nichols, Arnold D. Palmer, Joel W. Richardson, Jr.

    (INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided below.)

                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 30, 1997.

                [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                         ---------------------------------------
                                         (Signature)

                                         ---------------------------------------
                                         (Signature)

                                         Dated:                         , 1997
                                               -------------------------

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided above. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.